EXHIBIT 10.2

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is entered into as of June 12, 2017 by and between ProPhase Labs, Inc., a Delaware corporation (the “Company”), and Mark S. Leventhal and Donna R. Leventhal (each a “Seller” and collectively, “Sellers,” and together with the Company, the “Parties” and each a “Party”).

WHEREAS, Sellers jointly own 90,000 shares of common stock of the Company in their individual capacity (such 90,000 shares, the “Stock”);

WHEREAS, Sellers desire to sell, and the Company desires to purchase, the Stock pursuant to the terms and conditions of this Agreement (the “Repurchase”);

WHEREAS, the Parties intend that upon consummation of the purchase and sale of the Stock pursuant to the terms and conditions of this Agreement (i) the Company shall own all of the Stock and (ii) Sellers will cease to own any of the Stock.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
SALE OF STOCK

Section 1.1 Sale of Stock. Subject to the terms and conditions of this Agreement, Sellers hereby agree to sell, assign, transfer and convey to the Company on the Closing Date (as hereinafter defined) the Stock, and the Company hereby agrees to purchase from Sellers the Stock. The purchase price for the Stock shall be an amount equal to the product of (i) $1.75, multiplied by (ii) the number of shares of the Stock (the product of (i) and (ii), the “Purchase Price” which is agreed to be $157,500.00).

Section 1.2 Closing. The closing of the Repurchase (the “Closing”) shall take place at the offices of the Company, 621 N. Shady Retreat Road, Doylestown, Pennsylvania 18901, on June 13, 2017 (the “Closing Date”), or at such other time and place as the Parties hereto shall mutually agree.

Section 1.3 Closing Deliverables. At the Closing:

(a) Sellers shall deliver to the Company all stock certificates representing the Stock, endorsed to the Company or accompanied by duly executed stock powers or such other instrument of assignment transferring the Stock to the Company as the Company shall reasonably request; and

(b) Upon receipt by the Company of the Stock from Sellers, as provided in Section 1.3(a), the Company shall pay to Sellers the Purchase Price via wire transfer of immediately available funds to an account designated in writing by Sellers, or by certified or official bank check.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to Sellers, each of which is true and correct on the date hereof and shall survive the Closing Date.

Section 2.1 Existence and Power. The Company has been duly formed and is existing as a corporation in good standing under the laws of the state of its formation and has the requisite power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Sellers, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity. The Company has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, compliance with (i) the provisions of Section 160 of the Delaware General Corporation Law and (ii) the Company’s related party transaction policies and procedures. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been approved by a fully informed vote of the disinterested members of the Company’s board of directors (the “Board”).

Section 2.3 No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by the Company by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the Company’s disclosure and reporting obligations under the Securities Exchange Act of 1934, as amended, with which the Company has complied or will comply in a timely manner. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, does not require any consent or other action by any individual, trust, estate, partnership, corporation or other entity under any provision of any agreement or other instrument under which the Company is bound.

Section 2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a violation or breach of any provision of any law, rule, regulation, judgment, order or decree of any governmental authority as of the date hereof by the Company.

Section 2.5 Brokers and Finders. The Company has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the purchase of the Stock that will result in any liability on the part of Sellers.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers hereby makes the following representations and warranties to the Company, each of which is true and correct on the date hereof and shall survive the Closing Date.

Section 3.1 Legal Capacity and Authority. Seller has the legal capacity and all requisite authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

Section 3.2 Title to Shares. Seller has good and valid title to the Stock free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, and has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Stock or its ownership rights in such Stock or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Stock.

Section 3.3 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity. Seller has duly taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.4 Sophistication; Due Diligence. Seller acknowledges and agrees that the Company is not making any express or implied representations or warranties about the Company or in connection with the Repurchase. Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase and of making an informed investment decision. Seller and/or Seller’s advisor(s) have had a reasonable opportunity to (a) evaluate all information and documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and (b) ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Stock and the Company and all such questions have been answered to Seller’s full satisfaction. Seller is not relying on the Company with respect to the tax and other economic considerations of the Repurchase, and Seller has relied on the advice of, or has consulted with, Seller’s own advisors.

Section 3.5 No Solicitation by Company. Seller acknowledges and agrees that the Company did not solicit Seller with respect to the Repurchase and that Seller contacted the Company concerning the Repurchase.

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Section 3.6 Certain Information. Seller acknowledges and understands that the Company may possess material non-public information not known to Seller that may impact the value of the Stock that the Company has not disclosed to Seller, including, without limitation (i) certain financial and operational reports from management, (ii) information received by principals and employees of the Company in their capacities as directors, officers, significant stockholders and/or affiliates of the Company, (iii) information otherwise received on a confidential basis, and (iv) information received on a privileged basis from the attorneys and financial advisers representing the Company and the Board. Seller acknowledges that (a) the Company is under no obligation, fiduciary or otherwise, to disclose any information to Seller other than such information that the Company discloses publicly to all stockholders at such times as that information is in fact publicly disclosed by the Company and (b) the Company is relying on the representations, warranties and acknowledgments in this Section 3.6 in entering into this Agreement and engaging in the transactions contemplated hereby, and would not execute or deliver this Agreement or engage in such transactions in the absence of such representations, warranties and acknowledgements. Seller understands, based on its experience, the disadvantage to which Seller is subject due to the disparity of information between the Company and Seller, but nevertheless acknowledges that Seller has deemed it appropriate to engage in the Repurchase. Without limitation to the foregoing, Seller acknowledges that Mark Leventhal was a member of the board of directors of the Company until June 5, 2017, and therefore, in addition to any publicly available information and information available to Seller as a stockholder of the Company, Seller had access to the same information with respect to the Company as was generally available to the Company’s directors through June 5, 2017.

Section 3.7 No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by Seller by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than Seller’s disclosure and reporting obligations under the Securities Exchange Act of 1934, as amended, with which Seller has complied or will comply in a timely manner. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, does not require any consent or other action by any individual, trust, estate, partnership, corporation or other entity under any provision of any agreement or other instrument under which the Seller is bound.

Section 3.8 No Conflicts. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a violation or breach of any provision of any law, rule, regulation, judgment, order or decree of any governmental authority as of the date hereof by the Seller.

Section 3.9 Brokers and Finders. Seller has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the purchase of the Stock that will result in any liability on the part of the Company.

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ARTICLE IV
MUTUAL RELEASE

Section 4.1 Mutual Release. Each Party, for itself and its affiliates, and their respective directors, officers, employees, shareholders, agents, professionals, successors and assigns, hereby irrevocably waives, releases, indemnifies, holds harmless and forever discharges the other party and its affiliates, and their respective directors, officers, employees, shareholders, agents, professionals, successors and assigns, from any and all past, present, and future actions, liabilities, and all other claims whatsoever, whether in contract or in tort or pursuant to statute, whether known now or at any other time, and whether pending on, or asserted after, the date hereof, relating in each case to the other Party’s possession of material non-public information or the failure of the other Party to disclose any material non-public information in connection with the transactions contemplated by this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1 Expenses. Each Party hereto shall pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, except as otherwise expressly provided in this Agreement or any other agreement entered into between the Parties.

Section 5.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement and any other documents executed in connection herewith shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail, with postage prepaid or (iii) sent by next-day or overnight mail or delivery or sent by facsimile (upon written confirmation of receipt) as follows:

If to Company:

ProPhase Labs, Inc.

621 N. Shady Retreat Road

Doylestown, Pennsylvania 18901

Attention: Ted Karkus
Fax: (215) 345-5920

with a copy (which shall not constitute notice) to:

Reed Smith, LLP
599 Lexington Avenue
New York, New York 10022
Attention: Herbert Kozlov, Esq.
Fax: (212) 521-5450

If to Sellers:

Mark Leventhal

Donna Leventhal
800 Boylston Street, 16th Floor

Boston, Massachusetts 02199

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or to such other Person or address as either Party shall specify by notice in writing in accordance with this Section 5.3 to the other Party hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered and (iv) if by fax, on the next day following the day on which such fax was sent.

Section 5.3 Governing Law; Consent to Exclusive Jurisdiction.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

(b) The state or federal courts located within the State of New York shall have exclusive jurisdiction over any and all disputes between the Parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the Parties consent to and agree to submit to the exclusive jurisdiction of such courts. Each of the Parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The Parties hereby agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

Section 5.4 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY TO THIS AGREEMENT AGAINST ANY OTHER PARTY TO THIS AGREEMENT WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO THIS AGREEMENT OR ANY PORTION OF THIS AGREEMENT, WHETHER BASED UPON CONTRACTUAL, STATUTORY, TORTIOUS OR OTHER THEORIES OF LIABILITY. EACH PARTY REPRESENTS THAT IT HAS CONSULTED WITH COUNSEL REGARDING THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF ITS RIGHT TO A JURY TRIAL.

Section 5.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, permitted assigns, representatives, heirs and beneficiaries, as applicable.

Section 5.6 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the Parties hereto and their respective successors.

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Section 5.7 Further Assurances. Each Party agrees to execute such further documents and instruments as shall be necessary to fully carry out the terms of this Agreement. Any consent or approval required of Sellers or the Company by this Agreement shall not be unreasonably withheld. Each Party agrees that for a reasonable period of time after the date hereof, each will reasonably cooperate with the other Party by making available through its respective officers, agents, employees and counsel such information and other cooperation as is reasonably requested by the other Party.

Section 5.8 Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.

Section 5.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of fax, portable document format (.pdf) or other electronic means shall be treated as though such reproductions are executed originals.

Section 5.10 Entire Agreement. This Agreement constitutes the entire agreement between Company and Sellers and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 5.11 Amendments. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

Section 5.12 Severability. If any term, provision or restriction of this Agreement shall be held invalid, void, illegal or unenforceable, the remainder of the terms, provisions and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Name:	Ted Karkus
Title:	Chairman of the Board of Directors and Chief Executive Officer

SELLERS

/s/ Mark S. Leventhal
Mark S. Leventhal

/s/ Donna R. Leventhal
Donna R. Leventhal

[Signature Page to Stock Purchase Agreement]